UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 4, 2006 (July 31, 2006)

Universal Compression Holdings, Inc.

Universal Compression, Inc.

(Exact Name of Registrants as Specified in their Charters)

Delaware	001-15843	13-3989167
Texas	333-48279	74-1282680
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4444 Brittmoore Road, Houston, Texas 77041
(Address of principal executive offices) (Zip Code)

(713) 335-7000
(Registrants’ telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                            Entry Into a Material Definitive Agreement.

On July 31, 2006, Universal Compression Holdings, Inc. (the “Company”) amended its asset-backed securitization facility.  Such  amendment was effected by UCO Compression 2005 LLC, a wholly-owned subsidiary of the Company (“UCO 2005”), entering into that certain Amendment No. 1 to Indenture (the “Amendment”), amending the Indenture dated as of October 28, 2005 (the “Indenture”) with Wells Fargo Bank, National Association, as indenture trustee.  The Amendment, among other things, permits UCO 2005 to sell certain compressors and compression contracts under the Indenture to Universal Compression Partners, L.P., or any of its subsidiaries (“UCLP”).  In addition to serving as indenture trustee under the Indenture, Wells Fargo Bank is a lender under the Company’s revolving credit facility.

On June 27, 2006, the Company announced the filing of a registration statement for the initial public offering of UCLP.  A subsidiary of the Company is the general partner of UCLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: August 4, 2006	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President
and Chief Financial Officer